SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 2, 2008

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The information contained in this Current Report on Form 8K is provided in compliance with the following sections of the Form.

Section 5	Item 5:02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Section 8	Item 8.01	Other Events
Section 9	Item 9.01	Exhibits and Financial Statements

On August 12, 2008 Hans Boge, P.Eng., Chair of Klondike Star Mineral Corporation (the “Company”) updated company plans for the 2008 exploration season on its hard-rock properties in the Klondike, Yukon, Canada and ongoing operations. This followed a review by the Board of Directors of company progress, plans and priorities, necessitated by financing considerations. The Board approved corporate restructuring and changes to 2008 exploration plans. For reference, a copy of the press released issued August 12, 2008 concerning the change in corporate plans is attached.

With respect to corporate operations, the Board of Directors approved a revised business plan and instructed management to streamline the company’s organization and activities in order to achieve significant cost reductions and preserve capital for core operating capacity.

Since then, the Company has proceeded with implementation of the new business plan including the lay-off of the President, Hans Boge, P.Eng. and Chief Operating Officer, Donald W. Flinn, P.Eng and all non-mission critical staff. Hans Boge, P.Eng. and Donald Flinn, P.Eng. are continuing as members of the Board of Directors. A core operating team consisting of the Chief Financial Officer, the Exploration Manager and Chief Geologist will maintain operations on a focused basis until such time as the financial condition of the Company improves.

A review of disposable equipment and non-priority camp assets, including a diamond drill and the main Lone Star exploration camp has been undertaken and non-essential assets for planned 2009 exploration programs are being liquidated systematically. The cash raised will help the Company sustain operations in the coming months.

The Company is continuing to pursue a number of options to acquire the capital resources needed to proceed with business development. Financing efforts are challenging in the current investment climate, flowing from the impact of the credit crisis in the United States on markets, investors and sources of risk capital for mineral exploration and development. Nonetheless, the Company’s efforts to secure short and long-term financing will continue in an effort to advance the advanced-exploration stage, hard-rock Lone Star Gold Project, and to proceed with full-scale test mining on the pre-development, advanced stage placer Indian River Gold Project.  Both projects are located in the Klondike, Yukon, area of Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

October 2, 2008, 2008

_______________________________

Hans Boge, P.Eng., Chair